As filed with the Securities and Exchange Commission on May 25, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Greenfield Online, Inc.
(Exact name of registrant as specified in its charter)

Delaware	06-1440369

(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)
21 River Road
Wilton, CT 06897
(203) 834-8585
(Address of registrant’s Principal Executive Offices)

GREENFIELD ONLINE, INC.
AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN
(Full title of the plan)

Albert Angrisani
President and Chief Executive Officer
Greenfield Online, Inc.
21 River Road
Wilton, CT 06897
(203) 834-8585
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)
Copies to:

Gary J. Kocher, Esq.	Jonathan A. Flatow, Esq.
Devin W. Stockfish, Esq.	Vice President and General Counsel
Kirkpatrick & Lockhart Preston Gates Ellis llp	Greenfield Online, Inc.
925 Fourth Avenue, Suite 2900	21 River Road
Seattle, WA 98104	Wilton, CT 06897
(206) 370-7809	(203) 834-8585
CALCULATION OF REGISTRATION FEE

Title of each		Proposed maximum	Proposed maximum
class of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	share (2)	price(2)	registration fee
Common Stock, par value $0.0001 per share	350,000 shares	$15.29	$5,351,500	$164.29

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Amended and Restated 2004 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on May 21, 2007.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-5.1: OPINION OF KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP
EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS, LLP
EX-99.1: AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

EXPLANATORY NOTE
     Greenfield Online, Inc. (the “Registrant”) has amended the Amended and Restated Greenfield Online, Inc. 2004 Equity Incentive Plan (the “2004 Equity Incentive Plan”) to increase, by 350,000 shares, the number of shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), available for issuance under the 2004 Equity Incentive Plan. This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register such additional 350,000 shares of the Registrant’s Common Stock. Such shares are additional securities of the same class as other securities for which a previous registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on July 16, 2004 (File No. 333-117405) and June 26, 2005 (File No. 333-126030). Pursuant to General Instruction E of Form S-8, the contents of the above listed registration statement are incorporated by reference herein, except for Items 3 and 8 of such previously filed registration statement, which are replaced and superceded with the Items 3 and 8 set forth in this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents heretofore filed with the Commission by the Registrant are incorporated herein by reference:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on March 15, 2007.
(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed with the Commission on May 10, 2007. The Registrant’s Current Reports on Form 8-K filed on February 8, 2007, April 27, 2007, May 10, 2007, and May 22, 2007.
(c) The description of the Registrant’s Common Stock contained in the registration statement on Form 8-A filed on April 21, 2004 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents, other than information in the documents that is not deemed to be filed with the Commission. Unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any current report on Form 8-K that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.
     A statement contained herein or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein, modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
     The Exhibits to this Registration Statement are listed in the Index to Exhibits on the page following the signature page to this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, State of Connecticut, on the 23rd day of May, 2007.

GREENFIELD ONLINE, INC.
By:	/s/ Albert Angrisani
Albert Angrisani
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan A. Flatow and Robert E. Bies, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on May 23, 2007.

Signature	Title

/s/ Albert Angrisani Albert Angrisani	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Robert E. Bies Robert E. Bies	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Lise J. Buyer Lise J. Buyer	Director

/s/ Charles W. Stryker Charles W. Stryker	Director

/s/ Burton J. Manning Burton J. Manning	Director

/s/ Joseph A. Ripp Joseph A. Ripp	Director

Signature	Title

/s/ Peter Sobiloff Peter Sobiloff	Director

/s/ Joel R. Mesznik Joel R. Mesznik	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-114391))

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-114391))

4.3	Amended and Restated Registration Rights Agreement, dated as of December 16, 2002, by and among Greenfield Online, Inc. and the stockholders listed therein (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-114391))

4.4	Amendment to Amended and Restated Registration Rights Agreement, dated as of April 6, 2005 (incorporated by reference to Exhibit 10.48 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 7, 2005 (File No. 000-50698))

5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis llp

23.1	Consent of PricewaterhouseCoopers, llp, Independent Registered Public Accounting Firm

23.2	Consent of Kirkpatrick & Lockhart Preston Gates Ellis llp (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated hereby reference)

99.1	Amended and Restated Greenfield Online, Inc. 2004 Equity Incentive Plan